Exhibit 4.1

Final Form

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: [●], 202[●]

WARRANT TO PURCHASE COMMON STOCK

OF

NEW ERA ENERGY & DIGITAL, INC.

(Void after [●], 203[●]1)

This certifies that Macquarie Equipment Capital Inc., a Delaware corporation, or assigns (“Holder”), for value received, is entitled to purchase from New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), [●] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for cash, at a purchase price per share equal to the Exercise Price (hereinafter defined), as adjusted pursuant to the terms and conditions herein. For purposes of this Agreement, the “Exercise Price” means $[●].2 This Warrant is issued in connection with that certain Term Loan Agreement, dated as of [●], by and among the Company, Texas Critical Data Centers LLC, and Holder (as may be subsequently amended, restated and supplemented from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement, unless the context would otherwise require.

Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Eastern time) on [●], 203[●]3 (the “Expiration Date”), upon surrender to the Company with e-mail delivery to E. Will Gray II at [       ] (with a copy not constituting notice sent to Katherine Terrell Frank at [       ]) (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the form of subscription attached hereto (the “Form of Subscription”) duly completed and signed and upon payment in cash or wire transfer of immediately available funds of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

[1]	Note to Draft: To be five years from the date of issuance.
[2]	Note to Draft: Exercise Price is the product of (i) one-hundred twenty percent (120%); multiplied by (ii) the amount that is the five (5)-day volume weighted average price of the Company’s Common Stock as of the date of issuance of this Warrant; provided, however, that in no event shall the Exercise Price be less than the Minimum Price (as defined by Nasdaq Listing Rule 5635(d)(1)(A)) plus $0.125 on the closing date of the Loan Agreement (hereinafter defined); and provided further that Exercise Price for the warrant issued in connection with the A-1 Loan shall be calculated as of the Closing Date.
[3]	Note to Draft: To be five years from the date of issuance.

This Warrant is subject to the following terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares. This Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder for the Exercise Price multiplied by the number of shares to be purchased. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, electronic certificates or book entries for the shares of Common Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time.

2. Limitation on Transfer.

(a) This Warrant and the Common Stock issuable upon exercise of the Warrant shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or Common Stock issuable hereunder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Notwithstanding the foregoing and any other provision of this Section 2 but subject to the last sentence of Section 2(c), Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant at any time to any Affiliate of the Lender under the Loan Agreement (each, a “Permitted Transferee”), by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the Permitted Transferee and surrendering this Warrant to the Company for reissuance to the Permitted Transferees(s) (and Holder, if applicable); provided, however, that (i) any such transfer to a Permitted Transferee shall be subject to compliance with applicable federal and state securities laws, (ii) such Permitted Transferee agrees in writing to take and hold such securities subject to the provisions and conditions of this Warrant and (iii) on or prior to such transfer, such Permitted Transferee shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or other tax form establishing an exemption from U.S. federal backup withholding tax.

(b) Each certificate representing (i) this Warrant, (ii) Common Stock issued or issuable upon exercise of this Warrant; and (iii) any other securities issued in respect of the Common Stock issuable hereunder issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered and sold under the Securities Act or sold under Rule 144 promulgated under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c) Holder and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) the Company receives an opinion of counsel, reasonably satisfactory to the Company, that an exemption from such registration is available. Notwithstanding the foregoing or any other provision of this Section 2, Holder shall not transfer this Warrant (or securities issuable upon exercise hereof, or securities issuable, directly or indirectly, upon conversion of such securities, if any) to any competitor of the Company, as determined in good faith by the Board of Directors of the Company (the “Board”), without the prior written consent of the Company.

3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock issuable upon the exercise of this Warrant will, upon issuance and payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights (other than those preemptive rights that have been waived) of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, at all times while this Warrant may be exercised, the Company will have authorized and reserved, for the purpose of enabling it to issue shares of Common Stock upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company will not take any intentional action which would result in any adjustment of the Exercise Price (as described in Section 4 hereof) (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”), or (ii) if the par value per share of the Common Stock would exceed the Exercise Price.

4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2 Dividends. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive:

(a) Common Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b) any cash paid or payable, including as a cash dividend; or

(c) Common Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above);

then and in each such case, Holder shall, upon exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, the amount of Common Stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock as of the date on which the other holders of the Company’s Common Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3 Change of Control. In the event of a Change of Control (hereinafter defined), this Warrant shall be automatically exchanged for the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Change of Control, and purchased all such shares pursuant to the cash exercise provision set forth in Section 1. The Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as consideration for their issuance pursuant to the terms of the preceding sentence. “Change of Control” means any sale, license, or other disposition of all or substantially all of the assets of the Company, any reorganization, consolidation or merger or other transaction involving the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or any acquisition by any person or group of persons of the power, directly or indirectly, whether or not exercised, to control or direct the Company’s board of directors or cause the direction of the management or policies of the Company, whether through ownership of equity interests, by contract, arrangement, understanding or otherwise; provided that an issuance of equity securities for the primary purpose of raising capital shall not be considered a Change of Control under this Warrant. This Warrant shall terminate upon Holder’s receipt of the number of shares of the Company’s equity securities described in this Section 4.3.

4.4 Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, in accordance with Section 12 hereof. The notice, which may be substantially in the form of Exhibit A attached hereto, shall be signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.5 Other Notices. If at any time:

(a) the Company shall declare any cash dividend upon its Common Stock;

(b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

(c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, in accordance with Section 12 hereof, (i) at least 5 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 5 days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.6 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Exercise Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5. Issue Tax. The delivery of, and issuance of certificates for shares of Common Stock upon the exercise of, this Warrant shall be made without charge to Holder for any documentary, stamp or similar issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder being exercised.

6. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable in respect of the Warrant or the interest represented thereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised; provided, however, that if any dividends are due or paid at any time on the underlying securities for which this Warrant is exercisable, then upon exercise, the securities issued to Holder shall be deemed to have accrued, and be paid, identical dividends from the same time as the outstanding shares for which this Warrant is exercisable were first issued (or, if later, the date of this Warrant). No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

8. Registration Rights Agreement. Holder shall be entitled, with respect to the shares of Common Stock issued upon exercise of this Warrant to the registration rights set forth in that certain Registration Rights Agreement, dated as of [●], by and between the Company and Holder (as amended and/or restated from time to time, the “Registration Rights Agreement”).

9. [Reserved.]

10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of Holder and of the holder of shares of Common Stock issued upon exercise of this Warrant, contained in Section 8 shall survive the exercise of this Warrant; provided, however, that the covenants in Section 8 shall terminate at such time as Holder no longer beneficially owns any shares of Common Stock issued upon exercise of this Warrant.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier or (ii) when the recipient replies to the sender and confirms the recipient received the sender’s e-mail, to Holder at [       ] (with a copy not constituting notice sent to Joshua Stevens at [       ] and Phoebe Yang at [       ]), and to the Company at [       ] (with a copy not constituting notice sent to Katherine Terrell Frank at [       ]).

13. Survival of Certain Obligations. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant in accordance with its terms. All of the covenants and agreements of the Company shall inure to the benefit of and be binding upon the successors and permitted assigns of Holder in accordance with their respective terms. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at the Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder shall continue to be entitled after such exercise as a result of Holder holding securities of the Company in accordance with the terms of this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of the Company to Holder in respect of such rights.

14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

15. Lost Warrants or Stock Certificates. The Company agrees that upon receipt of evidence reasonably satisfactory to the Company and its transfer agent of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt by the Company of (i) an affidavit of that fact by the person so claiming such loss, theft, destruction or mutilation, (ii) an indemnity reasonably satisfactory to the Company and its transfer agent and (iii) such other documents reasonably requested by the Company or its transfer agent, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

17. Representations of Holder. With respect to this Warrant, Holder represents and warrants to the Company as follows:

17.1 Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

17.2 Investment. It is acquiring this Warrant and any shares of Common Stock issuable upon exercise of this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3 Rule 144. It acknowledges that this Warrant and the Common Stock issuable upon exercise of this Warrant must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4 Access to Data. It has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has had the opportunity to inspect the Company’s facilities.

17.5 Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18. Additional Representations and Covenants of the Company. The Company hereby represents, warrants and agrees as follows:

18.1 Organization, Good Standing. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with all requisite power and authority to issue and enter into this Warrant and to perform its obligations hereunder.

18.2 Power and Authority. The Company has all requisite legal right, power and authority to issue this Warrant and to perform all its obligations relating thereto.

18.3 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Warrant has been taken.

18.4 Consents, Waiver, Authorization Filings. No consent, waiver or authorization of, or filing with any governmental authority is required in connection with the issuance of this Warrant.

18.5 Enforceability. This Warrant is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

18.6 Exempt Offering; No Registration. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Common Stock upon exercise of this Warrant will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.7 Stock Issuance. Upon exercise of this Warrant, the Company will cause the issuance of the shares of Common Stock purchased pursuant to the exercise to be issued in book entry form in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

18.8 Charter Documents. The Company has provided Holder with, or Holder otherwise has public access to, true and complete copies of the Charter, Bylaws, or other charter document setting forth any rights, preferences and privileges of the Company’s capital stock, each as amended and in effect on the date hereof.

18.9 Tax Reporting. The Company shall use commercially reasonable efforts to provide (at Holder’s expense) any information reasonably requested by Holder necessary to enable Holder to comply with its U.S. federal income tax reporting obligations.

18.10 No Conflicts. The execution, delivery and performance of this Warrant do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Charter or other document setting forth any rights, preferences and privileges of the Company’s capital stock, each as amended and in effect on the date hereof, (ii) conflict with or violate any requirement of law or material Company contract, (iii) result in or require the creation or imposition of any lien upon any assets of the Company or (iv) require any action by or in respect of, or filing with, any governmental body, agency or official, other than (x) such as have been obtained and remain in full force and effect, and (y) such qualifications or filings under applicable federal and state securities laws as may be required in connection with the transactions contemplated hereby.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

NEW ERA ENERGY & DIGITAL, INC.

By:
Name:	E. Will Gray II
Title:	Chief Executive Officer

MACQUARIE EQUIPMENT CAPITAL INC.

By:
Name:	Josh Stevens
Title:	Division Director

By:
Name:	Greg Fitzgerald
Title:	Division Director

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:	__________________________

☐	The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ (_________) shares of Common Stock of New Era Energy & Digital, Inc. and herewith makes payment of ___________ Dollars ($_______) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________, whose address is ___________________.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.

Dated

Holder:

By:

Its:

(Address)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within the Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within the Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

EXHIBIT A

NEW ERA ENERGY & DIGITAL, INC.

Reference is hereby made to that certain Warrant dated [●], issued by New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), to Macquarie Equipment Capital Inc. (“Holder”). Capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in the Warrant, unless the context would otherwise require.

[IF APPLICABLE] The Warrant provides that the actual number and type of shares of the Company’s capital stock issuable upon exercise of the Warrant and the Exercise Price are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and the Company wishes to confirm the actual number of shares issuable and the Exercise Price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.4 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from the Company, at Holder’s option, either (i) (_________) fully paid and nonassessable shares of the Company’s _________ Stock at a price of _______________________ Dollars ($_________) per share or (ii) (_______________) fully paid and nonassessable shares of the Company’s _____________ Stock at a price of ___________________________ Dollars ($__________) per share. The applicable Exercise Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this ___ day of ______________, 20___.

NEW ERA ENERGY & DIGITAL, INC.

By:

Name:

Title: